Exhibit 5.1

1271 Avenue of the America New York, New York 10020-1401 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
July 21, 2026	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
FuelCell Energy, Inc.	Hong Kong	Silicon Valley
3 Great Pasture Road	Houston	Singapore
Danbury, Connecticut 06810	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Registration of up to 12,000,000 shares of common stock, par value $0.0001 per share, of FuelCell Energy, Inc.

To the addressee set forth above:

We have acted as special counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholder (the “Selling Stockholder”) named in the Prospectus (as defined below) of up to 12,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable upon exercise of outstanding warrants to purchase Common Stock issued to the Selling Stockholder (the “Warrants”) pursuant to a warrant agreement between the Company and the Selling Stockholder dated June 22, 2026 (the “Warrant Agreement”). The Shares are included in a registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2026 (Registration No. 333–296607) (the “Registration Statement”), a base prospectus, dated June 8, 2026, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated July 21, 2026, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

July 21, 2026 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of the Warrants and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrant Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) the Warrants and the Warrant Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, (iii) the relevant Shares will have Vested (as defined in the Warrant Agreement) pursuant to the terms of the Warrant Agreement prior to the exercise thereof, and (iv) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation, as amended.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated July 21, 2026 and its incorporation by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP